UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 7, 2005
Date of Report (Date of earliest event reported)

SEARCHLIGHT MINERALS CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-30995	98-0232244
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

#120 - 2441 W. Horizon Ridge Pkwy
Henderson, NV	89052
(Address of principal executive offices)	(Zip Code)

(702) 939-5247
Registrant's telephone number, including area code

2215 Lucerne Circle
Henderson, NV 89104
(702) 451-4981
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02	DEPARTURES OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

Effective October 7, 2005, K. Ian Matheson has resigned as the Chief Executive Officer, Chief Financial Officer, President, Secretary and Treasurer of Searchlight Minerals Corp. (the “Company”). Mr. Matheson shall continue to serve as a member of the Board of Directors. There was no disagreement between Mr. Matheson and the Company regarding any matter relating to the Company’s operations, policies or practices.

In place of Mr. Matheson, Ian R. McNeil, a member of the Company’s Board of Directors, has been appointed as the Company’s Chief Executive Officer and President and Carl Ager, also a member of the Company’s Board of Directors, has been appointed as Chief Financial Officer, Secretary and Treasurer.

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.

Effective September 30, 2005, the Company completed a two-for-one split of its issued and outstanding common stock. As a result of the stock split, the Company’s authorized capital has increased from 200,000,000 shares of common stock with a par value of $0.001 per share, of which 26,075,000 shares were issued and outstanding, to 400,000,000 shares of common stock with a par value of $0.001 per share, of which 52,150,000 were issued and outstanding as at September 30, 2005.

SECTION 8 – OTHER EVENTS

ITEM 8.01	OTHER EVENTS.

As a result of the stock split, the symbol under which the Company’s shares trade on the OTC Bulletin Board had been changed from “SLGT” to “SRCH,” effective September 30, 2005.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c)	Exhibits

	3.1	Certificate of Change to Authorized Capital effective September 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARCHLIGHT MINERALS CORP.

Date: October 13, 2005
	By:	/s/ Ian R. McNeil
IAN R. McNEIL
President and Chief Executive Officer